UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

November 21, 2012

Date of Report (date of Earliest Event Reported)

VELATEL GLOBAL COMMUNICATIONS, INC.

(Exact Name of Registrant as Specified in its Charter)

NEVADA	000-52095	98-0489800
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

5950 La Place Court, Suite 160, Carlsbad, CA 92008

(Address of principal executive offices and zip code)

(760) 230-8986

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sale of Equity Securities

Since its most recent Report filed on any of Forms 8-K, 10-K or 10-Q, VelaTel Global Communications, Inc., a Nevada corporation and the Registrant responsible for filing this current Report on Form 8-K (“Company”) has made sales of unregistered securities identified below, namely shares of the Company’s Series A common stock (“Series A Shares”) and warrants granting the holder a right to acquire one Series A Share for each warrant (“Warrants”). This Form 8-K is being filed because the aggregate number of Series A Shares sold exceeds five percent (5%) of the total number of such shares issued and outstanding as of the Company’s latest filed Report in which the Sale of Series A Shares was first reported, on Form 8-K filed on November 15, 2012.

On November 21, 2012, the Company issued 2,129,520 Series A Shares and 2,129,520 Warrants to Kenneth Hobbs IRA in payment of a promissory note in the amount of $48,421.05 in favor of Kenneth Hobbs IRA. Each Warrant has an exercise price of $0.02442 and an exercise term of three years. This sale of Shares resulted in a principal reduction of $48,421.05 in notes payable of the Company, and payment of $3,581.84 of accrued interest.

On November 21, 2012, the Company issued 1,526,792 Series A Shares and 1,526,792 Warrants to Kenneth Hobbs in payment of accrued compensation owed to Kenneth Hobbs as an independent contractor. Each Warrant has an exercise price of $0.03053 and an exercise term of three years. This sale of Shares resulted in a reduction of $46,612.95 in accounts payable of the Company.

On November 21, 2012, the Company issued 2,047,502 Series A Shares and 2,047,502 Warrants to Nathan Alvarez, as partial assignee of Weal Group, Inc. in partial payment of a line of credit promissory note of up to $1,052,631.50 in favor of Weal Group, Inc. Each Warrant has an exercise price of $0.02442 and an exercise term of three years. This sale of Shares resulted in a principal reduction of $50,000 in notes payable of the Company, and payment of $0 of accrued interest.

On November 21, 2012, the Company issued 4,570,651 Series A Shares and 4,570,651 Warrants to Isidoro Gutierrez in payment of accrued compensation owed to Isidoro Gutierrez as an independent contractor. Each Warrant has an exercise price of $0.03053 and an exercise term of three years. This sale of Shares resulted in a reduction of $139,541.97 in accounts payable of the Company.

On November 21, 2012, the Company issued 4,392,411 Series A Shares and 4,392,411 Warrants to Carlos Trujillo in payment of accrued compensation owed to Carlos Trujillo as an independent contractor. Each Warrant has an exercise price of $0.03053 and an exercise term of three years. This sale of Shares resulted in a reduction of $134,100.30 in accounts payable of the Company.

The restricted Shares issued to the aforementioned individuals and entities relied upon exemptions provided for in Sections 4(2) and 4(5) of the Securities Act of 1933, as amended, including Regulation D promulgated thereunder, and is based on the knowledge of the aforementioned persons of our operations and financial condition, and their respective experience in financial and business matters that allowed them to evaluate the merits and risk of receipt of these securities.

As of November 21, 2012 and immediately following the issuances described above, the Company has 91,713,683 shares of its Series A common stock outstanding, with a par value of $0.001, and 20,000,000 shares of its Series B common stock outstanding, with a par value of $0.001.

Pursuant to the requirements of the Securities and Exchange Act of 1934 as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 26, 2012

VelaTel Global Communications, Inc.

By: /s/George Alvarez

Name: George Alvarez

Title: Chief Executive Officer